UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2018

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Avenue of the Americas
New York, NY 10019
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 31, 2018, Hudson Global, Inc. (the "Company") completed the sales of its recruitment and talent management businesses in each of Belgium, Europe (excluding Belgium) and Asia Pacific ("APAC") in separate transactions (the "Sale Transactions"). The aggregate purchase price was $39.0 million and was paid in cash at the closing of the transaction, in each case subject to customary post-closing adjustments.

As previously disclosed, the Company entered into the following agreements, each dated as of December 17, 2017 and amended on January 25, 2018, relating to the sale of certain of the Company’s subsidiaries:

•
Sale and Purchase Agreement (the "Belgium Agreement"), among the Company, its subsidiary Hudson Highland Group Holdings International, Inc., Value Plus NV, Ivan De Witte and De Witte Comm. V., pursuant to which the Company sold the Belgium business to Value Plus NV. Value Plus NV is led by the Company’s former Belgium operations chief executive office Ivan De Witte and a management buyout team from his management group.

•
Share Purchase Agreement (the "Europe Agreement"), among the Company, its subsidiaries Hudson Global Resources AG Zug, Hudson Global Resources Jersey Limited, Hudson Europe B.V., and Morgan Philips Group S.A., pursuant to which the Company sold the Europe (excluding Belgium) business to Morgan Philips Group S.A.

•
Share Sale Agreement (the "APAC Agreement"), among the Company, its subsidiary Hudson Highland Group Holdings International, Inc., and Apache Group Holdings Pty Limited, in its own capacity and as trustee for the Apache Unit Trust, pursuant to which the Company sold the APAC business to Apache Group Holding Pty Limited. Apache Group Holdings Pty Limited is led by the Company’s former Asia Pacific chief executive officer Mark Steyn and a management buyout team from his management group.

The Company received cash proceeds of approximately $24.8 million, $7.7 million, and $6.4 million under the Belgium Agreement, the Europe Agreement and the APAC Agreement, respectively, in each case subject to adjustment as described in the applicable Sale Agreement.

The foregoing descriptions of the Sale Transactions do not purport to be complete and are qualified in their entirety by reference to the Belgium Agreement, the Europe Agreement and the APAC Agreement, copies of which are filed herewith as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

The unaudited pro forma financial information required by Item 9.01 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information of the Company, which gives effect to the Sale Transactions, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

–	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2017

–	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three years ended December 31, 2017

(c) Not applicable.

(d) Exhibits

The following exhibits are filed with this Form 8-K.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
(2.1)
Agreement for the Sale and Purchase of the Share Capital of Hudson Belgium NV, dated December 17, 2017, as amended January 25, 2018, by and among Hudson Global, Inc., Hudson Highland Group Holdings International, Inc., Value Plus NV and Ivan De Witte and De Witte Comm. V. (incorporated by reference to Annex A to Hudson Global, Inc.’s Definitive Proxy Statement filed February 13, 2018 (File No. 0-50129)).

(2.2)
Share Purchase Agreement, dated December 17, 2017, as amended January 25, 2018, by and among Hudson Global, Inc., Hudson Global Resources AG Zug, Hudson Global Resources Jersey Limited, Hudson Europe BV and Morgan Philips Group SA (incorporated by reference to Annex B to Hudson Global, Inc.’s Definitive Proxy Statement filed February 13, 2018 (File No. 0-50129)).

(2.3)
Share Sale Agreement, dated December 17, 2017, as amended January 25, 2018, by and among Hudson Highland Group Holdings International, Inc., Hudson Global, Inc. and Apache Group Holdings Pty Limited (incorporated by reference to Annex C to Hudson Global, Inc.’s Definitive Proxy Statement filed February 13, 2018 (File No. 0-50129)).

(99.1)
Unaudited pro forma condensed consolidated balance sheet as of December 31, 2017 and unaudited condensed consolidated statement of operations for the three years ended December 31, 2017, including notes to the unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC. (Registrant)

By:	/s/ PATRICK LYONS
Patrick Lyons
Chief Financial Officer and Chief Accounting Officer

	Date:	April 2, 2018